Exhibit 99.1

GAN Reports Fourth Quarter and Full Year 2024 Financial Results

Continued Improvement in Operating Performance and Cost Structure Drive Strong Results

Planned Merger with SEGA SAMMY Expected to Close in 2Q25

EGASAMMY remains expected to close late 2024 or early 2025

Las Vegas, Nevada | March 14, 2025: GAN Limited (NASDAQ: GAN) (the “Company” or “GAN”), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today reported its unaudited financial results for the fourth quarter and year ended December 31, 2024.

Seamus McGill, GAN’s Chief Executive Officer, said “I’d like to thank our entire global team for continuing to execute and grow our business on a streamlined cost structure. This led to stronger financial performance in 2024 with growth in both the top and bottom line. We are simultaneously working diligently to close our merger with SEGA SAMMY. We continue to work through the remaining regulatory requirements and expect the merger to be successfully completed in the second quarter of 2025.”

Fourth Quarter 2024 Compared to Fourth Quarter 2023

●	Total revenue of $31.7 million increased 3% by an increase in the B2C segment.

●	B2B segment revenue was $9.0 million versus $11.8 million. The decrease was primarily related to a B2B partner exit.

●	B2C segment revenue was $22.7 million versus $18.9 million. Growth in Europe was driven by increased player activity, which was offset by reduced player activity and unfavorable exchange rates in Latin America.

●	Operating expenses were $23.4 million versus $29.5 million. The decrease was primarily attributable to the Company’s overall reduction of compensation costs and reduced headcount realized as part of ongoing cost saving initiatives, as well as lower depreciation and amortization expenses as a result of intangible assets fully amortizing in the prior year.

●	Net loss of $4.2 million versus $9.4 million improved primarily due to increased revenues and decreased operating expenses.

●	Total segment contribution was $20.8 million versus $20.9 million, as growth in the B2C was offset by a decrease in the B2B segment.

●	Adjusted EBITDA was slightly better than breakeven versus a loss of $(3.9) million. The improvement was driven by increased revenues and lower operating expenses resulting from the aforementioned factors.

●	B2C Active Customers declined primarily driven by limited customer acquisition in Latin America.

●	B2B Gross Operator Revenue totaled $651.2 million versus $384.7 million in the prior year quarter, a 69% increase. The increase was driven primarily by organic growth in Pennsylvania, New Jersey, Ontario and Connecticut.

Full Year 2024 Compared to Full Year 2023

●	Total revenue of $135.0 million increased 4% driven by increases in the B2B a segment.

●	B2B segment revenue was $50.7 million versus $43.2 million. The increase was primarily due to an expansion of our B2B offerings in Nevada and the recognition of revenue related to a partner exit in Michigan.

●	B2C segment revenue was $84.3 million versus $86.3 million. Growth in Europe was driven by increased player activity, which was offset by reduced player activity and unfavorable exchange rates in Latin America.

●	Operating expenses were $98.2 million versus $121.0 million. The decrease was primarily attributable to the Company’s overall reduction in compensation costs and reduced headcount realized as part of ongoing cost saving initiatives, as well as lower depreciation and amortization expenses as a result of depreciable assets fully amortizing in the prior year.

●	Net loss of $8.0 million versus $34.4 million improved primarily due to increased revenues and decreased operating expenses.

●	Total segment contribution was $94.6 million versus $90.7 million, which was driven primarily by increased revenue in the B2B segment.

●	Adjusted EBITDA was $8.6 million versus a loss of $(8.4) million. The improvement was driven by increased revenues and lower operating expenses resulting from the aforementioned factors.

●	Cash was $38.7 million of December 31, 2024, versus $36.5 million as of September 30, 2024, driven by receipt of a payment related to a partner exit.

●	B2C Active Customers declined primarily driven by limited customer acquisition in Latin America.

●	B2B Gross Operator Revenue totaled $2,514.6 million versus $1,657.8 million in the prior year , a 52% increase. The increase was driven primarily by organic growth in Pennsylvania, New Jersey, Ontario and Connecticut.

GAN Limited

Key Financial Highlights

(Unaudited, in thousands unless otherwise specified)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues
B2B	$9,007	$11,802	$50,716	$43,154
B2C	22,682	18,913	84,282	86,265
Total revenues	$31,689	$30,715	$134,998	$129,419

Profitability Measures
B2B segment contribution (1)	$6,112	$9,507	$41,257	$34,730
B2B segment contribution margin (1)	67.9%	80.6%	81.3%	80.5%
B2C segment contribution (1)	$14,633	$11,396	$53,310	$55,989
B2C segment contribution margin (1)	64.5%	60.3%	63.3%	64.9%
Net loss	$(4,151)	$(9,376)	$(7,959)	$(34,444)
Adjusted EBITDA (7)	$8	$(3,884)	$8,583	$(8,395)

Key Performance Indicators
B2B Gross Operator Revenue (2) (in millions)	$651.2	$384.7	$2,514.6	$1,657.8
B2B Take Rate (3)	1.4%	3.1%	2.0%	2.6%
B2C Active Customers (in thousands) (4)	212	236	436	500
B2C Marketing Spend Ratio (5)	17%	28%	22%	24%
B2C Sports Margin (6)	8.5%	6.5%	7.5%	7.0%

SEGASAMMY Transaction

The merger has been approved by GAN shareholders at a special general meeting of its shareholders, has received clearance from the Committee on Foreign Investment in the U.S. (CFIUS) and received approval from several gaming regulatory agencies including the Nevada Gaming Commission. The closing of the merger remains subject remaining regulatory requirements and other customary closing conditions and is expected to close in the second quarter of 2025.

Conference Call Details

Due to the expected merger of the Company with SEGA SAMMY, GAN will not be hosting a conference call in conjunction with its fourth quarter and year-end 2024 earnings release.

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry and is a market-leading business-to-consumer operator of proprietary online sports betting technology internationally with market leadership positions in selected European and Latin American markets. In its B2B segment, GAN has developed a proprietary internet gambling enterprise software system, GameSTACK, which it licenses to land-based U.S. casino operators as a turnkey technology solution for regulated real money internet gambling, encompassing internet gaming, internet sports betting and social casino gaming branded as Simulated Gaming.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s anticipated trends in revenues (including new customer launches) and operating expenses, the anticipated improvement in profitability, expectations that it will meet all closing conditions or successfully close its planned merger with SEGASAMMY, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those risks detailed under “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Key Performance Indicators and Non-GAAP Financial Measures

This release uses certain non-GAAP financial measures as defined in Securities and Exchange Commission rules. The Company reports financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and also communicates with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable U.S. GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of the Company’s financial results that are prepared in accordance with U.S. GAAP.

(1) The Company excludes depreciation and amortization in certain segment calculations.

(2) The Company defines B2B Gross Operator Revenue as the sum of its B2B corporate customers’ gross revenue from virtual simulated gaming (SIM), gross gaming revenue from RMiG, and gross sports wins from sportsbook offerings. B2B Gross Operator Revenue, which is not comparable to financial information presented in conformity with U.S. GAAP, gives management and users of our financial statements an indication of the extent of transactions processed through the Company’s B2B corporate customers’ platforms and allows management to understand the extent of activity that the Company’s platform is processing.

(3) The Company defines B2B Take Rate as a quotient of B2B segment revenue retained by the Company over the total Gross Operator Revenue generated by our B2B corporate customers. The B2B Take Rate gives management and users of our financial statements an indication of the impact of the statutory terms and the efficiency of the commercial terms on the business.

(4) The Company defines B2C Active Customers as a user that places a wager during the period. This metric allows management to monitor the customer segmentation, growth drivers, and ultimately creates opportunities to identify and add value to the user experience. This metric allows management and users of the financial statements to measure the platform traffic and track related trends.

(5) The Company defines B2C Marketing Spend Ratio as the total B2C direct marketing expense for the period divided by the total B2C revenues. This metric allows management to measure the success of marketing costs during a given period. Additionally, this metric allows management to compare across jurisdictions and other subsets, as an additional indication of return on marketing investment.

(6) The Company defines B2C Sports Margin as the ratio of wagers minus winnings to total amount wagered, adjusted for open wagers at period end. Sports betting involves a user placing a bet on the outcome of a sporting event with the chance to win a pre-determined amount, often referred to as fixed odds. Our B2C sportsbook revenue is generated by setting odds that are intended to provide a built-in theoretical margin in each sports bet offered to our users. This metric allows management to measure sportsbook performance against its expected outcome.

(7) Management uses the non-GAAP measure of Adjusted EBITDA to measure its financial performance. Specifically, it uses Adjusted EBITDA (i) as a measure to compare its operating performance from period to period, as it removes the effect of items not directly resulting from core operations, and (ii) as a means of assessing its core business performance against others in the industry, because it eliminates some of the effects that are generated by differences in capital structure, depreciation, tax effects and unusual and infrequent events. The Company defines Adjusted EBITDA as net loss before interest expense (income), net, income tax expense (benefit), depreciation and amortization, impairments, extraordinary gains or losses, share-based compensation expense and related expense, transaction costs, and other items which the Board of Directors considers to be infrequent or unusual in nature. A reconciliation of Adjusted EBITDA to Net Income (the most closely aligned measure under U.S. GAAP) is included in the tables at the end of this release. The presentation of Adjusted EBITDA is not intended to be used in isolation or as a substitute for any measure prepared in accordance with U.S. GAAP and Adjusted EBITDA may exclude financial information that some investors may consider important in evaluating the Company’s performance. Because Adjusted EBITDA is not a U.S. GAAP measure, the way the Company defines Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in the industry.

Investor Contacts:

GAN Robert Shore Vice President, Investor Relations & Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman or Davis Snyder (312) 445-2870 GAN@alpha-ir.com

GAN Limited

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Revenue	$31,689	$30,715	$134,998	$129,419

Operating costs and expenses
Cost of revenue(1)	10,944	9,812	40,431	38,700
Sales and marketing	5,452	7,268	25,303	28,972
Product and technology	8,026	8,277	34,246	38,243
General and administrative(1)	8,022	9,562	30,984	36,657
Depreciation and amortization	1,903	4,378	7,634	17,161
Total operating costs and expenses	34,347	39,297	138,598	159,733
Operating (loss) income	(2,658)	(8,582)	(3,600)	(30,314)
Interest expense, net	1,158	1,118	4,607	5,003
Other (income) loss, net	26	(77)	27	(1,011)
(Loss) income before income taxes	(3,842)	(9,623)	(8,234)	(34,306)
Income tax (benefit) expense	309	(247)	(275)	138
Net (loss) income	$(4,151)	$(9,376)	$(7,959)	$(34,444)

Loss per share, basic and diluted	$(0.09)	$(0.21)	$(0.18)	$(0.78)

Weighted average ordinary shares outstanding, basic and diluted	45,609,129	44,866,086	45,403,847	44,180,600

(1) Excludes depreciation and amortization expense

GAN Limited

Segment Revenue and Gross Profit (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue
B2B
Platform and content license fees	$7,410	$8,357	$34,294	$31,466
Development services and other	1,597	3,445	16,422	11,688
Total B2B revenue	9,007	11,802	50,716	43,154

B2C
Gaming	22,682	18,913	84,282	86,265
Total B2C revenue	22,682	18,913	84,282	86,265

Total revenue	$31,689	$30,715	$134,998	$129,419

Gross Profit
B2B
Revenue	$9,007	$11,802	$50,716	$43,154
Cost of revenue (1)	2,895	2,295	9,459	8,424
B2B segment contribution	6,112	9,507	41,257	34,730
B2B segment contribution margin	67.9%	80.6%	81.3%	80.5%

B2C
Revenue	22,682	18,913	84,282	86,265
Cost of revenue (1)	8,049	7,517	30,972	30,276
B2C segment contribution	14,633	11,396	53,310	55,989
B2C segment contribution margin	64.5%	60.3%	63.3%	64.9%

Total segment contribution	$20,745	$20,903	$94,567	$90,719
Total segment contribution margin	65.5%	68.1%	70.1%	70.1%

(1) Excludes depreciation and amortization expense

GAN Limited

Revenue by Geography (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue by geography *
United States	$8,649	$8,487	$42,277	$31,758
Europe	14,437	12,114	52,324	47,788
Latin America	8,011	7,145	31,467	39,935
Rest of the world	592	2,969	8,930	9,938
Total	$31,689	$30,715	$134,998	$129,419

* Revenue is segmented based on the location of the Company’s customer.

GAN Limited

Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net (loss) income	$(4,152)	$(9,376)	$(7,959)	$(34,444)
Income tax (benefit) expense	309	(247)	(275)	138
Interest expense, net	1,158	1,118	4,607	5,003
Gain on amendment of Content Licensing Agreement	—	—	—	(9,718)
Loss on debt extinguishment	—	—	—	8,784
Contingent liability and related revaluation (1)	—	(542)	—	(830)
Depreciation and amortization	1,903	4,378	7,634	17,161
Share-based compensation and related expense	690	785	3,688	5,511
Transaction related costs	100	—	888	—
Adjusted EBITDA	$8	$(3,884)	$8,583	$(8,395)

GAN Limited

Historical Sports Margin (Unaudited)

	Three Months Ended,
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Sports Margin
Actual sports margin	8.5%	7.2%	5.7%	6.5%